EXHIBIT 99.2

NATIONAL PENN

BANKING | INSURANCE | INVESTMENTS | TRUST

National Penn Bancshares, Inc.
3rd Quarter 2009
Earnings Webcast

Safe Harbor Regarding
Forward Looking Statements
This presentation contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-
looking statements are statements that are not historical facts. These statements can be identified by the use of forward-
looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “goal,” “potential,” “seek,” “intend,’’ or
“anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of
National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.
National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: National Penn’s obligations under the U.S. Treasury’s TARP Capital Purchase Program; its ability to obtain raise additional capital, to identify qualified consumers, businesses and growth opportunities; the ineffectiveness of
National Penn’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the performance of National Penn’s investment portfolio; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; challenges in establishing and maintaining operations in new markets; and changes in consumer and business confidence. The foregoing review of important factors should be read in conjunction with the risk factors and other cautionary statements included in
National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as in National Penn’s
Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National
Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

	September 30, 2009	June 30, 2009	Well-capitalized minimum
Regulatory Total capital ratio	13.72%	12.56%	10%
Regulatory Tier 1 capital ratio	12.46%	11.31%	6%
Regulator Tier 1 leverage ratio	9.00%	8.80%	5%
Tangible Common Equity to Tangible assets	6.85%	5.26%	n/a
Tangible Common Book Value per Share	$4.99	$5.05	n/a
Capital Position - September 30, 2009
● $153 million common equity raised
 in the third quarter 2009

Overview - September 30, 2009
● Assets $ 9.74 Billion
● Deposits $ 6.80 Billion
● Loans $ 6.20 Billion
● Equity $ 1.36 Billion

2009 Quarterly Financial Results
  9/30/2009 6/30/2009 3/31/2009
Net Income (loss) $ (63.09) million $ (7.55) million  $ 3.80 million
Net Income (loss)
 Available to Common
 Shareholders    $ (65.19) million     $ (9.64) million  $ 1.75 million
Diluted EPS $ (0.65) $ (0.11) $ 0.02

Reconciliation Table for Non-GAAP Financial
Measures
  dollars in 000’s  3rd Qtr 2009 YTD 2009
 Net (Loss)/Income available to Common Shareholders $ (65,187) $ (73,084)
 - After-tax impairment losses on CDO investments  55,058  64,757
 - After-tax loss on investment securities  561  2,046
 - After-tax unrealized fair value loss on NPB Capital
  Trust II Preferred Securities  4,062  5,262
 - After-tax insurance proceeds           (2,618)  (2,618)
 - After-tax FDIC special assessment  0  3,006
   Core net (loss)/income $ (8,124) $ (631)
 Diluted (Loss)/Income per share $ (0.65) $ (0.81)
 - After-tax impairment losses on CDO investments  0.55  0.72
 - After-tax loss on investment securities  0.01  0.02
 - After-tax unrealized fair value loss on NPB Capital
  Trust II Preferred Securities  0.04  0.06
 - After-tax insurance proceeds            (0.03)  (0.03)
 - After-tax FDIC special assessment  0.00  0.03
 Core diluted (loss)/income per share $ (0.08) $ (0.01)

3.40%
3.30%
3.20%
3.10%
3.00%
3.13%
3.19%
3.31%
1Q 2009
2Q 2009
3Q 2009

NATIONAL PENN

Quarterly Net Interest Margin - 2009

Investment Portfolio
$2.25 billion at September 30, 2009

Corporates 1%
FRB/FHLB stock/other 4%
Private Label MBS 2%
Agency bonds 4%
Agency MBS 46%
US Treasury Securities 6%
Municipal bonds 37%

NATIONAL PENN

Effective Cost Control Culture

$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Dollars in thousands
$54,087
$55,204
$56,693
$56,492
$56,181

NATIONAL PENN

The 4Q08 amount of $55.204 million is a non-GAAP financial measure as it excludes a fraud expense of $4.5 million from total GAAP non-interest expenses of
$59.704 million. The 2Q09 amount of $56.492 million is a non-GAAP financial measure as it excludes an FDIC Special Assessment of $4.63 million and a prepayment penalty on the early extinguishment of debt of $1.53 million from total GAAP non-interest expenses of $62.652 million. The 3Q09 amount of $56.181 million is a non-GAAP financial measure as it excludes an insurance recovery of $4.03 million from total GAAP non-interest expenses of $52.153 million.
Management believes that the presentation of non-interest expense excluding the impact of the specified non-recurring items provides information that is comparable to prior periods, and therefore is essential to a proper understanding of the financial information presented for National Penn.
3Q 2008
4Q 2008
1Q 2009
2Q 2009
3Q 2009

Indirect Vehicle 2%
Private Banking 3%
Leasing & other 1%
Commercial RE (Perm and constr) 21%
Home Equity and Direct 13%
Residential Mortgage 14%
Commercial & Industrial 46%

NATIONAL PENN

Loan Portfolio
$6.20 billion at September 30, 2009

$ in thousands	9/30/2009 Balance	% of Loans	Classified*/ Loans	Non Performing/Loans	YTD Net Chargeoffs (annualized)/Avg. Loans	Total Past Due/Loans
Commercial	2,898,084	46%	9.97%	1.46%	1.48%	0.24%
CRE Permanent	836,718	14%	5.23%	1.82%	0.90%	0.35%
CRE Construction	443,775	7%	28.23%	9.77%	3.94%	1.45%
Home Equity and Direct	790,991	13%	0.32%	0.32%	0.42%	0.67%
Private Banking	172,113	3%	5.22%	2.35%	4.90%	0.28%
Indirect	144,158	2%	0.92%	0.92%	0.67%	1.19%
Residential Mortgage	853,496	14%	1.26%	1.26%	0.36%	1.06%
Leasing/Other	60,349	1%	2.47%	1.09%	2.70%	1.90%
Total	$6,199,684	100%	7.79%	1.94%	1.38%	0.55%
* Classified loans consist of loans risk rated substandard, doubtful, or loss. As such classified loans include non-performing loans.
Loan Risk Profile September 30, 2009

Non Performing Loans

72.64%
12.74%
5.83%
4.46%
4.26%
0.07%
Southeastern PA
NJ, DE
Central PA
Northeastern PA
Other
Western PA

Gross Chargeoffs

71.16%
11.39%
8.76%
4.48%
3.46%
0.75%
Southeastern PA
Central PA
NJ, DE
Western PA
Northeastern PA
Other

NATIONAL PENN

Non Performing Loans and Gross
Chargeoffs - Geographic Region
September 30, 2009

3rd Quarter 2009 Recap
● Improved capital levels
● Increased allowance for loan losses
● Decrease in Non-Performing Assets plus Loans 90-days
 Past Due
● Exiting troubled investment class (CDO’s)
● Strong liquidity position
● Continuing improvement to net interest margin
● Cost containment
● Completed an insurance agency acquisition